FOR IMMEDIATE RELEASE

Workiva Announces Fourth Quarter and Full Year 2018 Financial Results
Q4 Subscription and Support Revenue of $53.8 Million, up 18.1% from Q4 2017
Q4 Total Revenue of $64.4 Million, up 18.2% from Q4 2017
Full Year 2018 Total Revenue of $244.3 Million, up 17.5% from 2017

AMES, Iowa - February 20, 2019 — Workiva (NYSE:WK), the leading cloud provider of connected data, reporting and compliance solutions, today announced financial results for its fourth quarter and full year ended December 31, 2018.
“We posted strong results for the fourth quarter and full year 2018,” said Marty Vanderploeg, CEO of Workiva. “Operating margin improved significantly in the quarter, and we outperformed our guidance for revenue, operating loss and loss per share. We remain committed to achieving profitable growth over time.”
“The significant operating efficiencies we gained in 2018 are enabling us to accelerate growth investments in 2019 in integrated risk, European financial reporting and compliance, and global statutory reporting,” said Vanderploeg.
“We expect cash flow from operations to improve significantly in 2019,” said Stuart Miller, CFO of Workiva. “Our guidance on operating margin reflects the investments in growth we plan to make in 2019.”
“Wdesk is the only cloud platform that provides data assurance and connected reporting throughout the entire reporting process — from ERP transactional data to final reports,” said Vanderploeg. “As customers add more use cases in Wdesk, the value of our connected reporting platform becomes more powerful.”

Fourth Quarter 2018 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2018 reached $64.4 million, an increase of 18.2% from $54.5 million in the fourth quarter of 2017. Subscription and support revenue contributed $53.8 million, up 18.1% versus the fourth quarter of 2017. Professional services revenue was $10.7 million, an increase of 19.0% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the fourth quarter of 2018 was $47.0 million compared with $38.4 million in the same quarter of 2017. GAAP gross margin was 73.0% versus 70.5% in the fourth quarter of 2017. Non-GAAP gross profit for the fourth quarter of 2018 was $47.4 million, an increase of 22.1% compared with the prior year's fourth quarter, and non-GAAP gross margin was 73.5% compared to 71.1% in the fourth quarter of 2017.
•Loss from Operations: GAAP loss from operations for the fourth quarter of 2018 was $7.8 million compared with a loss of $14.7 million in the prior year's fourth quarter. Non-GAAP loss from operations was $0.3 million, compared with non-GAAP loss from operations of $8.4 million in the fourth quarter of 2017. Adoption of ASC 606 caused loss from operations to be $4.5 million less for the fourth quarter of 2018 than what would have been recognized under the legacy standard.
•Net Loss: GAAP net loss for the fourth quarter of 2018 was $7.7 million compared with a net loss of $14.3 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.17 compared with a net loss per basic and diluted share of $0.34 in the fourth quarter of 2017.

•Non-GAAP net loss for the fourth quarter of 2018 was $0.2 million compared with a net loss of $8.0 million in the prior year's fourth quarter. Non-GAAP net loss per basic and diluted share was $0.00 compared with a net loss per basic and diluted share of $0.19 in the fourth quarter of 2017.
•Balance Sheet: As of December 31, 2018, Workiva had cash, cash equivalents and marketable securities totaling $98.3 million, compared with $97.0 million as of September 30, 2018. Financing obligations totaled $18.4 million as of December 31, 2018.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,340 customers as of December 31, 2018, a net increase of 277 customers from December 31, 2017.
•Revenue Retention Rate: As of December 31, 2018, Workiva's revenue retention rate (excluding add-on revenue) was 96.1%, and the revenue retention rate including add-on revenue was 107.1%. Add-on revenue includes changes for existing customers in new solutions, new seats and pricing. Revenue retention rates are calculated using the legacy accounting standard ASC 605. Revenue retention rates will be calculated using ASC 606 when comparable data becomes available.
•Large Contracts: As of December 31, 2018, Workiva had 443 customers with an annual contract value (ACV) of more than $100,000, up 36.7% from 324 customers at December 31, 2017. Workiva had 190 customers with an ACV of more than $150,000, up 30.1% from 146 customers in the fourth quarter of 2017.
•Fortune's Best Workplaces: Workiva was named one of the FORTUNE 100 Best Companies to Work For® in 2019 by research firm Great Place to Work and FORTUNE magazine. Workiva was also named to FORTUNE's 2019 Best Workplaces in Technology list.
Full Year 2018 Financial Highlights
•Revenue: Total revenue for the full year 2018 was $244.3 million, an increase of 17.5% compared with $207.9 million in the prior year. Subscription and support revenue was $200.4 million, an increase of 18.4% on a year-over-year basis.
•Gross Profit: GAAP gross profit for 2018 was $178.5 million compared with $147.6 million in the prior year. GAAP gross margin was 73.0% in 2018. Non-GAAP gross profit was $179.8 million, an increase of 20.8% compared with the prior year, and non-GAAP gross margin was 73.6%.
•Loss from Operations: GAAP loss from operations for the full year 2018 was $49.8 million compared with a loss of $44.3 million in the prior year. Non-GAAP loss from operations was $13.0 million compared with a loss of $24.8 million in 2017.
•Net Loss: GAAP net loss for 2018 was $50.1 million compared with a net loss of $44.4 million in the prior year. GAAP net loss per share was $1.15 based on 43.6 million weighted-average shares outstanding compared with a loss per share of $1.07 based on 41.6 million weighted-average shares outstanding in 2017.
•Non-GAAP net loss for 2018 was $13.3 million compared with a net loss of $25.0 million in the prior year. Non-GAAP net loss per share was $0.31 based on 43.6 million weighted-average shares outstanding compared with a non-GAAP net loss per share of $0.60 based on 41.6 million weighted-average shares in 2017.
•Cash Flow: Net cash provided by operating activities was $6.4 million in 2018, compared to cash provided by operating activities of $5.5 million in 2017.

Financial Outlook
As of February 20, 2019, Workiva is providing guidance for its first quarter 2019 and full year 2019 as follows:
First Quarter 2019 Guidance:
•Total revenue is expected to be in the range of $68.8 million to $69.3 million.
•GAAP loss from operations is expected to be in the range of $9.5 million to $10.0 million.
•Non-GAAP loss from operations is expected to be in the range of $1.5 million to $2.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.22 to $0.23.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.04 to $0.05.
•Net loss per basic and diluted share is based on 45.0 million weighted-average shares outstanding.
 Full Year 2019 Guidance:
•Total revenue is expected to be in the range of $282.5 million to $284.5 million.
•GAAP loss from operations is expected to be in the range of $49.5 million to $51.5 million.
•Non-GAAP loss from operations is expected to be in the range of $15.0 million to $17.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.10 to $1.15.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.34 to $0.39.
•Net loss per basic and diluted share is based on 45.7 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2018, in addition to discussing the Company’s outlook for the first quarter and full year 2019. To access this call, dial 833-287-0800 (domestic) or 647-689-4459 (international). The conference ID is 7068028. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through February 27, 2019 at 800-585-8367 (domestic) or 416-621-4642 (international). The replay pass code is 7068028. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.
About Workiva
Workiva, the leading cloud provider of connected data, reporting and compliance solutions, is used by thousands of enterprises across 180 countries, including more than 75 percent of Fortune 500® companies, and by government agencies. Our customers have linked over five billion data elements to trust their data, reduce risk and save time. For more information about Workiva (NYSE:WK), please visit workiva.com.

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Claim not confirmed by FORTUNE or Fortune Media IP Limited. FORTUNE® and FORTUNE 500® are registered trademarks of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Workiva Inc.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and CEO separation expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense and CEO separation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, and CEO separation expense from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Because of the non-recurring nature of CEO separation expense, Workiva believes this expense is not representative of ongoing operating costs. Workiva’s management excludes CEO separation expense when evaluating its ongoing performance and/or predicting its operating trends and believes that its investors should have access to the same set of tools that we use in analyzing results. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
	(unaudited)
Revenue
Subscription and support	$53,779	$45,549	$200,392	$169,283
Professional services	10,656	8,957	43,952	38,586
Total revenue	64,435	54,506	244,344	207,869
Cost of revenue
Subscription and support (1)	8,637	8,779	34,215	32,646
Professional services (1)	8,757	7,310	31,645	27,599
Total cost of revenue	17,394	16,089	65,860	60,245
Gross profit	47,041	38,417	178,484	147,624
Operating expenses
Research and development (1)	20,773	18,870	81,602	68,172
Sales and marketing (1)	23,011	21,949	90,337	84,161
General and administrative (1)	11,047	12,271	56,333	39,594
Total operating expenses	54,831	53,090	228,272	191,927
Loss from operations	(7,790)	(14,673)	(49,788)	(44,303)
Interest expense	(480)	(451)	(1,827)	(1,845)
Other income, net	753	797	1,791	1,783
Loss before provision (benefit) for income taxes	(7,517)	(14,327)	(49,824)	(44,365)
Provision (benefit) for income taxes	204	(6)	247	61
Net loss	$(7,721)	$(14,321)	$(50,071)	$(44,426)
Net loss per common share:
Basic and diluted	$(0.17)	$(0.34)	$(1.15)	$(1.07)
Weighted-average common shares outstanding - basic and diluted	44,472,672	42,108,764	43,640,408	41,618,838

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
	(unaudited)
Cost of revenue
Subscription and support	$140	$216	$700	$738
Professional services	170	136	619	465
Operating expenses
Research and development	1,702	658	5,842	2,224
Sales and marketing	1,466	842	5,416	2,983
General and administrative	4,044	4,424	18,264	13,066

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$77,584	$60,333
Marketable securities	20,764	16,364
Accounts receivable, net	65,107	28,800
Deferred commissions	8,178	2,376
Other receivables	1,181	975
Prepaid expenses and other	4,417	6,444
Total current assets	177,231	115,292
Property and equipment, net	41,468	40,444
Deferred commissions, non-current	10,569	—
Intangible assets, net	1,266	1,118
Other assets	577	861
Total assets	$231,111	$157,715
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$5,461	$3,060
Accrued expenses and other current liabilities	36,353	20,429
Deferred revenue	148,545	104,684
Current portion of capital lease and financing obligations	1,222	1,168
Total current liabilities	191,581	129,341
Deferred revenue, non-current	25,171	22,709
Other long-term liabilities	6,891	4,174
Capital lease and financing obligations	17,208	18,425
Total liabilities	240,851	174,649
Stockholders’ deficit
Common stock	44	42
Additional paid-in-capital	297,145	248,289
Accumulated deficit	(307,027)	(265,337)
Accumulated other comprehensive income	98	72
Total stockholders’ deficit	(9,740)	(16,934)
Total liabilities and stockholders’ deficit	$231,111	$157,715

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
	(unaudited)
Cash flows from operating activities
Net loss	$(7,721)	$(14,321)	$(50,071)	$(44,426)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	900	934	3,781	3,546
Stock-based compensation expense	7,522	6,276	30,841	19,476
Provision for (recovery of) doubtful accounts	239	(258)	550	(517)
(Accretion) amortization of premiums and discounts on marketable securities, net	(78)	18	(141)	101
Recognition of deferred government grant obligation	—	(635)	—	(1,578)
Deferred income tax	(5)	—	(9)	—
Changes in assets and liabilities:
Accounts receivable	(24,831)	(4,247)	(20,216)	(5,546)
Deferred commissions	(5,547)	(168)	(11,155)	(498)
Other receivables	211	134	(205)	577
Prepaid expenses	1,308	(145)	2,020	2,952
Other assets	833	692	276	618
Accounts payable	(300)	1,198	1,699	2,206
Deferred revenue	25,112	4,969	40,144	29,367
Accrued expenses and other liabilities	1,938	(675)	8,886	(758)
Net cash (used in) provided by operating activities	(419)	(6,228)	6,400	5,520
Cash flows from investing activities
Purchase of property and equipment	(380)	(54)	(1,122)	(1,188)
Purchase of marketable securities	(6,935)	(3,002)	(24,659)	(14,369)
Maturities of marketable securities	11,400	1,600	20,400	9,281
Purchase of intangible assets	(77)	(53)	(251)	(197)
Net cash provided by (used in) investing activities	4,008	(1,509)	(5,632)	(6,473)
Cash flows from financing activities
Proceeds from option exercises	2,735	5,816	16,662	12,485
Taxes paid related to net share settlements of stock-based compensation awards	—	(189)	(1,861)	(1,125)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	3,216	—
Repayment of other long-term debt	—	—	—	(73)
Principal payments on capital lease and financing obligations	(284)	(300)	(1,163)	(1,435)
Proceeds from government grants	—	29	22	51
Payments of issuance costs on line of credit	—	—	—	(81)
Net cash provided by financing activities	2,451	5,356	16,876	9,822
Effect of foreign exchange rates on cash	(299)	(4)	(393)	183
Net increase (decrease) in cash and cash equivalents	5,741	(2,385)	17,251	9,052
Cash and cash equivalents at beginning of period	71,843	62,718	60,333	51,281
Cash and cash equivalents at end of period	$77,584	$60,333	$77,584	$60,333

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Gross profit, subscription and support	$45,142	$36,770	$166,177	$136,637
Add back: Stock-based compensation	140	216	700	738
Gross profit, subscription and support, non-GAAP	$45,282	$36,986	$166,877	$137,375
As a percentage of subscription and support revenue, non-GAAP	84.2%	81.2%	83.3%	81.2%

Gross profit, professional services	$1,899	$1,647	$12,307	$10,987
Add back: Stock-based compensation	170	136	619	465
Gross profit, professional services, non-GAAP	$2,069	$1,783	$12,926	$11,452
As a percentage of professional services revenue, non-GAAP	19.4%	19.9%	29.4%	29.7%

Gross profit	$47,041	$38,417	$178,484	$147,624
Add back: Stock-based compensation	310	352	1,319	1,203
Gross profit, non-GAAP	$47,351	$38,769	$179,803	$148,827
As percentage of revenue, non-GAAP	73.5%	71.1%	73.6%	71.6%

Research and development	$20,773	$18,870	$81,602	$68,172
Less: Stock-based compensation	1,702	658	5,842	2,224
Research and development, non-GAAP	$19,071	$18,212	$75,760	$65,948
As percentage of revenue, non-GAAP	29.6%	33.4%	31.0%	31.7%

Sales and marketing	$23,011	$21,949	$90,337	$84,161
Less: Stock-based compensation	1,466	842	5,416	2,983
Sales and marketing, non-GAAP	$21,545	$21,107	$84,921	$81,178
As percentage of revenue, non-GAAP	33.4%	38.7%	34.8%	39.1%

General and administrative	$11,047	$12,271	$56,333	$39,594
Less: Stock-based compensation	4,044	4,424	14,643	13,066
Less: CEO separation expense(1)	—	—	9,527	—
General and administrative, non-GAAP	$7,003	$7,847	$32,163	$26,528
As percentage of revenue, non-GAAP	10.9%	14.4%	13.2%	12.8%

Loss from operations	$(7,790)	$(14,673)	$(49,788)	$(44,303)
Add back: Stock-based compensation	7,522	6,276	27,220	19,476
Add back: CEO separation expense(1)	—	—	9,527	—
Loss from operations, non-GAAP	$(268)	$(8,397)	$(13,041)	$(24,827)
As percentage of revenue, non-GAAP	(0.4)%	(15.4)%	(5.3)%	(11.9)%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net loss	$(7,721)	$(14,321)	$(50,071)	$(44,426)
Add back: Stock-based compensation	7,522	6,276	27,220	19,476
Add back: CEO separation expense(1)	—	—	9,527	—
Net loss, non-GAAP	$(199)	$(8,045)	$(13,324)	$(24,950)
As percentage of revenue, non-GAAP	(0.3)%	(14.8)%	(5.5)%	(12.0)%

Net loss per basic and diluted share:	$(0.17)	$(0.34)	$(1.15)	$(1.07)
Add back: Stock-based compensation	0.17	0.15	0.62	0.47
Add back: CEO separation expense(1)	—	—	0.22	—
Net loss per basic and diluted share, non-GAAP	$(0.00)	$(0.19)	$(0.31)	$(0.60)
Weighted-average common shares outstanding - basic and diluted, non-GAAP	44,472,672	42,108,764	43,640,408	41,618,838

(1) CEO separation expense in the year ending December 31, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payment expense of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending March 31, 2019			Year ending December 31, 2019

Loss from operations, GAAP range	$(9,500)	-	$(10,000)	$(49,500)	-	$(51,500)
Add back: Stock-based compensation	8,000		8,000	34,500		34,500
Loss from operations, non-GAAP range	$(1,500)	-	$(2,000)	$(15,000)	-	$(17,000)

Net loss per share, GAAP range	$(0.22)	-	$(0.23)	$(1.10)	-	$(1.15)
Add back: Stock-based compensation	0.18		0.18	0.76		0.76
Net loss per share, non-GAAP range	$(0.04)	-	$(0.05)	$(0.34)	-	$(0.39)

Weighted-average common shares outstanding - basic and diluted	45,000,000		45,000,000	45,700,000		45,700,000